EXHIBIT 99.1
          Pursuant to Rule 13d-1(k) (1) (iii) of Regulation 13D-G of the General Rules and Regulations of the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended, the undersigned agree that the statement to which this Exhibit is attached is filed on behalf of each of them in the capacities set forth herein below.
Date: February 2, 2010

THE BARNEY A. EBSWORTH LIVING TRUST DATED JULY 23, 1986
By:	/s/ Barney A. Ebsworth
Barney A. Ebsworth, Trustee

BARNEY A. EBSWORTH
By:	/s/ Barney A. Ebsworth
Barney A. Ebsworth